SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

THE OLB GROUP, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

THE OLB GROUP, INC.
NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
August 25, 2025

Dear Shareholders of The OLB Group, Inc.:

We are furnishing the accompanying Information Statement on Schedule 14C (the “Information Statement”) to the shareholders of shares of common stock, par value $0.0001 per share (the “Common Stock”), of The OLB Group, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify the shareholders that, in lieu of a special meeting of the shareholders of the Company, and pursuant to the Delaware Business Corporation Act (the “DGCL”), Ronny Yakov, our Chairman, President and Chief Executive Officer and Patrick Smith, Vice President of Finance, collectively holding approximately 59.41% of our outstanding voting power as of the record date (the “Voting Shareholders”), have by written consent approved and adopted an amendment to our amended and restated of the 2020 Share Incentive Plan (the “Plan Amendment”), which is our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants, a copy of which is attached to this proxy statement as Annex A.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This notice and the accompanying Information Statement constitute notice to you of the aforementioned Plan Amendment to be taken without a meeting, by the Voting Shareholders taking action by written consent pursuant to Section 228 of the DGCL. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Plan Amendment. No meeting of our shareholders will be held or proxies requested because we have received written consent to these matters from the Voting Shareholders who hold a majority of the aggregate voting power of our securities.

Under Rule 14c-2(b) of the Exchange Act, the actions described in the Information Statement may not be taken earlier than twenty (20) calendar days after we have sent or given the Information Statement to our shareholders. We intend to distribute this notice and the accompanying Information Statement to our shareholders on or about August 25, 2025. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was August 25, 2025.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

Sincerely,

Name: Ronny Yakov
Title: Chairman and Chief Executive Officer

i

THE OLB GROUP, INC.

1120 Avenue of the Americas, Fourth Floor
New York, New York 10036

INFORMATION STATEMENT
We Are Not Asking You for a Proxy and
You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement on Schedule 14C (the “Information Statement”) is being furnished to the shareholders of The OLB Group, Inc. (the “Company,” “we,” “us,” or “our”) in connection with the action to be taken by us as a result of a written consent in lieu of a special meeting of shareholders pursuant to the Delaware General Business Corporation Act (the “DGCL”), dated August 25, 2025.

This Information Statement and the Notice of Shareholder Action by Written Consent (the “Notice”) is being furnished by us to our shareholders of record as of August 25, 2025 (the “Record Date”), to inform our shareholders that the Board of Directors of the Company (the “Board”) and the Voting Shareholders, including Ronny Yakov, our Chairman and Chief Executive Officer and Patrick Smith, Vice President of Finance, (the “Voting Shareholders”) who hold an aggregate of 59.41% voting power, have approved the following action by written consent to approve an amendment to our amended and restated of the 2020 Share Incentive Plan (the “Plan Amendment”)

This Information Statement is being sent to you to notify you of the Plan Amendment being taken by written consent in lieu of a special meeting of our shareholders. On the Record Date, the Voting Shareholders, holding approximately 59.41% of the voting power of our Company as of the Record Date, adopted and approved the Plan Amendment. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Plan Amendment. The Plan Amendment will become effective 20 days after the mailing of this proxy Statement.

The ability to proceed without a special meeting of the shareholders to approve, adopt and/or ratify the Plan Amendment is authorized by Section 228 of the DGCL which provides that, unless otherwise provided in our Certificate of Incorporation, action required or permitted to be taken at a meeting of our shareholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by shareholders holding at least a majority of the voting power of the Company and delivered to the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. Such consent shall have the same force and effect as a majority vote of the shareholders and may be stated as such in any document. Our Certificate of Incorporation does not contain any provisions contrary to the provisions of Section 228 of the DGCL. Thus, to eliminate the costs to us and management time involved in holding a special meeting, and in order to effect the Plan Amendment as described in this Information Statement, our shareholders holding in excess of 50% of the voting power executed and delivered a written consent to us.

We are distributing this Information Statement to our shareholders in full satisfaction of any notice requirements we may have under the DGCL and Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated August 25, 2025, and is first being sent or given to our shareholders of record on or about August 25, 2025.

On the Record Date, there were 8,768,132 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders. The required vote for the adoption of the Plan Amendment is a majority of the issued and outstanding shares of Common Stock. On the Record Date, the Voting Shareholders, as the holders of record of approximately 59.41% of the outstanding shares of our voting stock, executed a written consent adopting and approving the Plan Amendment. When actions are taken by written consent of less than all of the shareholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those shareholders who did not vote. This Information Statement and the accompanying Notice constitute notice to you of action by written consent as required by Section 228 of the DGCL. Because we have obtained sufficient shareholder approval of the Plan Amendment, no other consents or votes will be solicited in connection with the Plan Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Plan Amendment may not be completed until twenty (20) calendar days after the date of distribution of this Information Statement to our shareholders. Therefore, notwithstanding the execution and delivery of the written consent, the Plan Amendment will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under DGCL, the Company’s shareholders are not entitled to appraisal right with respect to the Plan Amendment.

Information Statement Costs

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

Vote Required to Approve the Plan Amendment

As of the Record Date, there were 8,768,132 shares of our Common Stock and no shares of Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders. The affirmative vote of a majority of the voting power of the shares of Common Stock and Preferred Stock, voting as a single class, entitled to vote is required for approval of the Plan Amendment.

Proposals by Security Holders

No shareholder has requested that we include any additional proposals in this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S VOTING SHAREHOLDERS HAVE VOTED TO APPROVE THE PLAN AMENDMENT. THE NUMBER OF VOTES HELD BY THE VOTING SHAREHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR SUCH MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CERTIFICATE OF INCORPORATION, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE Plan Amendment.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 25, 2025, information regarding the beneficial ownership of each class of our voting securities by: (i) our officers and directors; (ii) all of our officers and directors as a group; and (iii) each person known by us to beneficially own 5% or more of any class of our outstanding voting securities. Generally, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

The address of each holder listed below, except as otherwise indicated, is c/o The OLB Group, Inc., 1120 Avenue of the Americas, 4th Floor, New York, NY.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned**		Percent of Common Stock Beneficially Owned(1)**	Number of Voting Shares Beneficially Owned**	Percent of Voting Shares Beneficially Owned(2)**
Directors and Officers
Ronny Yakov	4,398,014	(3)	50.16%	4,378,014	49.93%
Rachel Boulds	35,083		*	35,083	*
Patrick Smith	830,784		9.48%	830,784	9.48%
Alina Dulimof	15,212		*	15,212	*
Ehud Ernst	12,000		*	12,000	*
Amir Sternhell	16,045		*	16,045	*
All directors and executive officers as a group (6 persons)	5,307,138		59.64%	5,287,138	59.41%

*	Less than 1%.
**	Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.
(1)	Percentage ownership of common stock is based on 8,768,132 shares of Common Stock and no shares of common stock underlying Series A Preferred Stock outstanding on the Record Date for which holders will exercise voting power on an as-converted basis.
(2)	Percentage of voting stock is based on 8,768,132 shares of Common Stock outstanding on August 25, 2025.
(3)	Includes (i) 4,378,014 shares of common stock and (ii) 20,000 vested options.

DESCRIPTION OF SHAREHOLDER ACTION

ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED 2020 SHARE INCENTIVE PLAN

Overview

Our Board and Voting Shareholders have approved an amendment to our amended and restated 2020 Share Incentive Plan (the “Amendment”), which is our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants, a copy of which is attached to this proxy statement as Annex A. The Amendment is solely to increase the number of shares of Common Stock available for issuance under the 2020 Plan from 400,000 shares of Common Stock to 3,000,000 shares of Common Stock.

Our Board believes that the number of shares of Common Stock currently available in the 2020 Plan is insufficient to achieve the purpose of the 2020 Plan, which is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock. We further believe that the awards granted under the 2020 Plan have provided an effective inducement to incentivize plan participants to pursue our goals and objectives, including the creation of long-term value for our stockholders. The Board has determined that the Amendment is in the best interests of the Company and its stockholders.

Under the 2020 Plan, equity-based awards may be made in the form of options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock or cash awards. The general purpose of the 2020 Plan is to provide an incentive to the Company’s directors, officers, employees, consultants and advisors by enabling them to share in the future growth of the Company’s business. On May 15, 2025, the Company filed a registration statement on Form S-8 registering all shares issuable under the 2020 Plan. The description of the 2020 Plan, as amended by the Amendment, is qualified in its entirety by the terms of the 2020 Plan document itself, a copy of which is attached to this Information Statement as Annex A.

As of the Record Date, and excluding the requested share increase, there are 3,000,000 shares authorized for issuance under the 2020 Plan and no shares of Common Stock remain available for future grants of awards under the 2020 Plan.

Reasons for the Plan Amendment

The Board and Voting Shareholders have determined that it is in the best interests of the Company and its stockholders to approve the Amendment to increase the number of shares available for issuance under the 2020 Plan by an additional 2,600,000 shares, thus making available for issuance under the 2020 Plan up to an aggregate of 3,000,000 shares. We believe the Amendment will allow us to continue to utilize a broad array of equity incentives in order to attract and retain talent, and to continue to provide incentives that align the interests of our employees, directors and consultants with the interests of our stockholders. Before the Amendment, the number of shares remaining available for issuance under the 2020 Plan was too limited to effectively operate as an incentive and retention tool for employees, officers, directors, non-employee directors and consultants of the Company and its affiliates. The 2020 Plan and the approved increase in the number of shares reserved for issuance under the 2020 Plan will enable us to continue our policy of equity ownership by employees, officers, directors, non-employee directors and consultants of the Company and its affiliates, thus allowing us to use the 2020 Plan as an incentive to contribute to the creation of long-term value for our stockholders. Absent sufficient equity incentives, we would need to consider additional cash-based incentives to provide a market-competitive total compensation package to attract, retain and motivate the talent that is critical to driving our success. Replacing equity incentives with payment of cash incentives would then reduce the cash available for our product development, marketing, operations and other corporate purposes.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholder (which interest does not differ from that of the other holders of Company’s Common Stock) and except for Mr. Yakov’s capacity as the Chief Executive Officer and Chairman and Mr. Smith’s capacity as Vice President of Finance, none of our officers, directors or any of their respective affiliates or associates will have any interest in the matters being acted upon other than for their right to be granted awards under the amended plan. Our executive officers and directors, along with certain employees and consultants of the Company, are the primary recipients of shares issuable under the 2020 Plan. None of our directors or executive officers opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 28, 2025 and other reports filed under the Exchange Act are also available to any shareholder at no cost upon request to: Ms. Rachel Boulds, CFO of the Company, at 1120 Avenue of the Americas, Fourth Floor, New York, New York 10036.

Shareholder Communications

Shareholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Ms. Rachel Boulds, will present a summary of all shareholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board,

Name: Ronny Yakov
Title: Chairman and Chief Executive Officer

ANNEX A

Amended and Restated 2020 Equity Incentive Plan

SECOND AMENDED AND RESTATED 2020 SHARE INCENTIVE PLAN

Overview

Our Board has approved the second amendment and restatement of the 2020 Share Incentive Plan, which is our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants, a copy of which is attached to this proxy statement as Annex A. Our Board believes that the number of shares of Common Stock currently available in the 2020 Plan is insufficient to achieve the purpose of the 2020 Plan, which is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock. We are amending the 2020 Plan principally to increase the number of our shares of Common Stock available for issuance under the 2020 Plan from 200,000 to 3,000,000 shares.

As of the Record Date, and excluding the requested share increase, there are 200,000 shares authorized for issuance under the 2020 Plan and no shares of Common Stock remain available for future grants of awards under the 2020 Plan.

If stockholders approve the New Plan, the total number of shares available for grants under the New Plan would be 3,000,000 shares of Common Stock.

Summary Description of the New Plan as amended and restated

The following is a summary of the material features of the New Plan, as amended and restated. This summary is qualified in its entirety by the full text of the New Plan, a copy of which is included as Annex A to this proxy statement.

Eligibility

Persons eligible to participate in the New Plan will be officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this proxy statements, approximately 24 individuals will be eligible to participate in the New Plan, which includes approximately 3 officers, 15 employees who are not officers, 3 non-employee directors and 3 consultants.

Administration

The New Plan will be administered by the Compensation Committee, the Board, or such other similar committee pursuant to the terms of the New Plan. The plan administrator, which initially will be the Compensation Committee, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the New Plan. The plan administrator may delegate to one or more officers of the Company the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

Subject to the adjustment provisions contained in the New Plan, the number of shares of Common Stock that may be issued under the New Plan is equal to 3,000,000, which is also the maximum number of shares of Common Stock that may be issued upon the exercise of incentive stock options. Shares issuable under the New Plan may be authorized, but unissued, or reacquired shares of Common Stock.

Shares underlying any awards under the New Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the New Plan.

Annual Limitation on Awards to Non-Employee Directors

The New Plan contains a limitation whereby the value of all awards under the New Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $750,000 for the first calendar year a non-employee director is initially appointed to the Board, and $500,000 in any other calendar year.

Types of Awards

The New Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (collectively, “awards”).

Stock Options. The New Plan permits the granting of both options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the New Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the New Plan.

The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of Common Stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a ten percent stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, check or cash equivalent, or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price of Common Stock over the exercise price. The exercise price generally may not be less than 100% of the fair market value of Common Stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of Common Stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in Common Stock, cash, other securities, other property or a combination of the foregoing, as determined by the plan administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the New Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Common Stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, Common Stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the restricted stock units to which they are payable.

Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the New Plan and/or cash awards made outside of the New Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which other stock-based awards will be made, the amount of such other stock-based awards, and all other conditions, including any dividend and/or voting rights.

Tax Withholding

Participants in the New Plan are responsible for the payment of any federal, state, or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of Common Stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the New Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares of Common Stock covered by outstanding awards made under the New Plan.

Change in Control

In the event of any proposed change in control (as defined in the New Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price).

Transferability

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.

Term

The 2020 Plan became effective when adopted by the Board on August 6, 2020 and, unless terminated, the New Plan will continue in effect for a term ending August 6, 2030.

Amendment and Termination

The Board may amend or terminate the New Plan at any time. Any such termination will not affect outstanding awards. No amendment, alteration, suspension, or termination of the New Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the New Plan and (ii) to change the persons or class of persons eligible to receive awards under the New Plan.

Form S-8

Following the approval of the stockholders of the New Plan, the Company intends to file with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the New Plan.

Material United States Federal Income Tax Considerations

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the New Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the New Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The New Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares) over the option exercise price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. The current federal income tax consequences of other awards authorized under the New Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. The Company or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a stock appreciation right, restricted stock, restricted stock unit, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a corporate transaction) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the New Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class is required to approve the New Plan.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED ANA RESTATED 2020 SHARE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of the Company and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals.